Exhibit 99.1

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENNV2022SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D65142-S39866

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting. The following material(s) are available at www.proxyvote.com.
Notice and Proxy Statement.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:

	Proposal	For	Against	Abstain
1.	The Business Combination Proposal—To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 18, 2021 and amended on December 26, 2021 (as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Merger Agreement"), by and among ENNV, ENNV Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ENNV ("Merger Sub"), and Fast Radius, Inc., a Delaware corporation ("Fast Radius"), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Fast Radius, with Fast Radius surviving the merger as a wholly owned subsidiary of ENNV (the "Merger" and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination"). A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A (the "Business Combination Proposal");	☐	☐	☐
2.	The Charter Proposal—To consider and vote upon the following four separate proposals to adopt the proposed Second Amended and Restated Certificate of Incorporation of ENNV (the "Proposed Charter"), in the form attached to the accompanying proxy statement/prospectus as Annex B (the "Charter Proposal"):			
2a.	To authorize the change in the authorized capital stock of ENNV from (i) 110,000,000 shares of common stock, of which (A) 100,000,000 shares were Class A common stock and (B) 10,000,000 shares were Class B common stock and (ii) 1,000,000 shares of preferred stock, to 351,000,000 total shares, consisting of (X) 350,000,000 shares of common stock, and (Y) 1,000,000 shares of preferred stock, and eliminate the ENNV Class B common stock and any rights of holders thereof;	☐	☐	☐
2b.	To approve that the Proposed Charter will require an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of ENNV following the consummation of the Business Combination and the other transactions contemplated by the Merger Agreement (the "Combined Company") entitled to vote generally in an election of directors to adopt, amend, alter, repeal or rescind the Combined Company's bylaws;	☐	☐	☐
2c.	To approve that the Proposed Charter will provide that Fast Radius's shareholders may vote to remove directors with cause only by at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Combined Company entitled to vote at an election of the directors;	☐	☐	☐
2d.	To authorize all other changes in connection with the amendment of the Amended and Restated Certificate of Incorporation of ENNV, dated February 11, 2021 (the "Existing Charter") with the Proposed Charter in connection with the consummation of the Business Combination, including (1) changing the corporate name from "ECP Environmental Growth Opportunities Corp." to "Fast Radius, Inc.," (2) making Fast Radius's corporate existence perpetual and (3) removing certain provisions related to ENNV's status as a blank check company that will no longer be applicable upon consummation of the Business Combination;	☐	☐	☐
3.	The Director Election Proposal—To consider and vote upon a proposal to elect seven directors to serve on the Board of Directors of the Combined Company (the "Combined Company Board") until the 2022 annual meeting of stockholders, in the case of Class I directors, the 2023 annual meeting of stockholders, in the case of Class II directors, and the 2024 annual meeting of stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified (the "Director Election Proposal");			
3a.	Tyler Reeder (as Class I Director Nominee)	☐	☐	☐
3b.	Nick Solaro (as Class I Director Nominee)	☐	☐	☐
3c.	Matthew Maloney (as Class II Director Nominee)	☐	☐	☐
3d.	Betsy Ziegler (as Class II Director Nominee)	☐	☐	☐
3e.	Lou Rassey (as Class III Director Nominee)	☐	☐	☐
3f.	Matthew Flanigan (as Class III Director Nominee)	☐	☐	☐
3g.	Steven Koch (as Class III Director Nominee)	☐	☐	☐
4.	The NASDAQ Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of NASDAQ: (i) the issuance of shares of Class A common stock, par value $0.0001 per share, of ENNV ("ENNV Class A common stock") to Fast Radius equityholders pursuant to the Merger Agreement; (ii) the issuance of shares of ENNV Class A common stock to certain investors pursuant to those certain subscription agreements entered into by ENNV in connection with the execution of the Merger Agreement; (iii) the issuance of shares of ENNV Class A common stock upon the conversion of the outstanding shares of Class B common stock, par value $0.0001 per share, of ENNV ("ENNV Class B common stock" and, together with ENNV Class A common stock, "ENNV common stock") upon consummation of the Merger; and (iv) the issuance of units, each consisting of one share of ENNV Class A common stock and one-quarter of one redeemable warrant, each whole redeemable warrant of which is exercisable to purchase one share of ENNV Class A common stock, to Goldman Sachs Asset Management, L.P., in its capacity as investment adviser on behalf of its clients ("GSAM"), pursuant to that certain forward purchase agreement, dated as of January 24, 2021, as amended as of January 31, 2021 and as of July 18, 2021 (the "NASDAQ Proposal");	☐	☐	☐
5.	The Incentive Plan Proposal—To consider and vote upon a proposal to approve and adopt the Fast Radius, Inc. 2022 Equity Incentive Plan, in the form attached to the accompanying proxy statement/prospectus as Annex H (the "Incentive Plan Proposal");	☐	☐	☐
6.	The Employee Stock Purchase Plan Proposal—To consider and vote upon a proposal to approve and adopt the Fast Radius, Inc. 2022 Employee Stock Purchase Plan, in the form attached to the accompanying proxy statement/prospectus as Annex I (the "Employee Stock Purchase Plan Proposal"); and	☐	☐	☐
7.	The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Business Combination Proposal, the Charter Proposal, the Director Election Proposal, the NASDAQ Proposal, the Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal (the "Adjournment Proposal" and, together with the Business Combination Proposal, the Charter Proposal, the NASDAQ Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal, each, a "Proposal" and collectively, the "Proposals").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

ECP Environmental Growth Opportunities Corp. SPECIAL MEETING OF STOCKHOLDERS [TBD], 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECP Environmental Growth Opportunities Corp. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement dated [TBD], 2022 in connection with the Special Meeting to be held on [TBD], 2022 at [TBD] Eastern Time virtually at www.virtualshareholdermeeting.com/ENNV2022SM and hereby appoints [TBD] and [TBD], and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock, of ECP Environmental Growth Opportunities Corp. (“ENNV”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. D65143-S39866 PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.